Jennison Natural Resources Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


      January 29, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                        Re: Jennison Natural Resources Fund, Inc.
                         File No. 811-5206


Ladies and Gentlemen:

      Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Natural Resources Fund, Inc. for the six-month period ended November 30, 2007. The Form N-SAR was filed using the
EDGAR system.



                                          Very truly yours,


                                          /s/ Jonathan D. Shain
                                          Jonathan D. Shain
                                          Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 26th day of January 2008.







Jennison Natural Resources Fund, Inc.





Witness:  /s/ Robert A. Hymas II 					     By: /s/ Jonathan D. Shain
         Robert A. Hymas II			  	      		     Jonathan D.Shain
         							     	     Assistant Secretary